UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2010

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

001-33628

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02. Unregistered Sales of Equity Securities.

On October 14, 2010, Energy XXI (Bermuda) Limited (the “Company”) entered into exchange agreements (the “Exchange Agreements”) with holders of the Company’s 7.25% Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Preferred Stock”), to issue shares (the “Exchange Securities”) of the Company’s common stock, par value $0.005 per share (the “Common Stock”), in exchange for 347,500 shares of Preferred Stock. 150,000 shares of Preferred Stock will be converted into 1,431,920 shares of Common Stock.  In addition, the Company will exchange 197,500 shares of Preferred Stock for a number of shares of Common Stock equal to the sum, rounded to the nearest whole number, of (i) the number of shares of such Preferred Stock multiplied by 8.77192, (ii) the number of shares of the such Preferred Stock multiplied by a fraction whose  the numerator equals  $19.00 and the denominator equals  the daily volume weighted average price (the “Average VWAP Price”) of the Common Stock for  the trading day immediately prior to October 18, 2010 and (iii) the dollar amount of unpaid dividends accrued on such shares of Preferred Stock from September 15, 2010 to October 18, 2010 divided by the Average VWAP Price.  These transactions are scheduled to close October 18, 2010, subject to customary conditions. Following the closing of these transactions, there will be 680,500 shares of Preferred Stock outstanding.   The issuance of the shares of Common Stock in these transactions will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: October 15, 2010	By	/S/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer